	Contact:	Peter J. Cunningham
First Vice President, Investor Relations
516-327-7877
FOR IMMEDIATE RELEASE		ir@astoriafederal.com

ASTORIA FINANCIAL CORPORATION TO ANNOUNCE THIRD QUARTER
EARNINGS & HOST CONFERENCE CALL ON OCTOBER 21, 2004

Lake Success, New York, September 27, 2004 — Astoria Financial Corporation (NYSE: AF), announced that it expects to report third quarter earnings on Thursday, October 21, 2004 at approximately 8:00 a.m. Eastern Time (ET). A copy of the news release will be immediately available on its web site, www.astoriafederal.com.

     The Company also announced that George L. Engelke, Jr., Chairman, President & CEO of Astoria will host an earnings conference call on Thursday afternoon at 3:30 p.m. (ET), October 21, 2004.

Toll-free dial-in:	(800) 967-7140
International dial-in:	(719) 457-2629

     A simultaneous webcast of the conference call will also be available on the Company’s web site at www.astoriafederal.com and will be archived for one year.

     A telephone replay of the conference call will be available on October 21, 2004 from 7 p.m. through Friday, October 29, 2004, 11:59 p.m.

Replay # (Domestic):	(888) 203-1112 -	Passcode: 838648
Replay # (International):	(719) 457-0820 -	Passcode: 838648

     Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association with assets of $22.3 billion, is the third largest thrift institution headquartered in New York and sixth largest in the United States. Astoria Federal embraces its philosophy of Putting people first by providing its 700,000 customers and the local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria commands the third largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in nineteen states, primarily the East Coast, and through correspondent relationships in forty-four states.

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